UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012 (June 20, 2012)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

74248

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                        5.07.                     Submission of Matters to a Vote of Security Holders.

On June 20, 2012, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), held its annual meeting of stockholders.  At the annual meeting, our stockholders elected the five nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his successor has been elected and qualified.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
Robert M. Behringer	136,412,045	19,160,989
Robert S. Aisner	136,343,328	19,229,706
Charles G. Dannis	136,710,431	18,862,603
Steven W. Partridge	136,732,400	18,840,634
G. Ronald Witten	136,680,922	18,892,112

Item 8.01.                                          Other Events.

On June 20, 2012, our board of directors of authorized distributions payable to shareholders of record on June 30, 2012.  Distributions payable to each shareholder of record will be paid in cash on or before the 16th day of July.  The declared distributions equal a monthly amount of $0.0083 per share of common stock, which is equivalent to an annual distribution rate of 1.0% on a purchase price of $10.00 per share.  Distributions are authorized at the discretion of our board of directors based on its analysis of numerous factors, including but not limited to our forthcoming cash needs, and there is no assurance that distributions will continue at all, or at any particular rate.  All or a portion of the distributions may constitute return of capital for tax purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated:	June 21, 2012	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President — Legal, General Counsel and Secretary